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                  Schedule of Omitted Meridian Lease Agreements
                          (all dated November 30, 1993)

         In September 1998, the Company acquired a 99% limited partnership interest in ET Sub-Meridian Limited Partnership, L.L.P., which holds leasehold and purchase option rights to the seven skilled nursing facilities located in
Maryland and New Jersey. The Company's interest in ET Sub-Meridian Limited
Partnership, L.L.P. was previously accounted for under the equity method. At that time the Company acquired its interest, ET Sub-Meridian subleased the facilities to Meridian Healthcare, Inc., an affiliate of Genesis Health
Ventures, Inc., the Company's principal tenant, for an initial ten-year period with a ten-year renewal exercisable by Meridian Healthcare. Genesis has guaranteed the Meridian Healthcare subleases. On September 25, 2002, the Company acquired Mr. McCreary's 1% general partner interest in ET Sub-Meridian. As permitted under applicable SEC regulations, the Company has filed a copy of the lease agreement for the Heritage Nursing Home and is also filing this schedule identifying the omitted leases and setting forth the material details in which such omitted leases differ from the copy of the Heritage Nursing Home lease agreement that has been filed.
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         Property                          Lessor                           Lessee                        Basic Annual Rent
         --------                          ------                           ------                        -----------------
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
Corsica Hills Nursing Home,        Corsica Hills Associates       ET Sub-Meridian Limited            $530,040 (for each Lease Year
Centreville, Maryland              Limited Partnership            Partnership, L.L.P., assignee of   through 8/31/2007); $673,496
                                                                  Meridian Healthcare, Inc.          for final Lease Year
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Vorhees Nursing Home,              Cherry Hill Meridian           ET Sub-Meridian Limited            $655,842 (for each Lease Year
Vorhees, New Jersey                Limited Partnership            Partnership, L.L.P., assignee of   through 8/31/2007); $825,559
                                                                  Meridian Healthcare, Inc.          for final Lease Year
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Charlesmead Nursing Home,          Charlesmead Associates         ET Sub-Meridian Limited            $490,732 (for each Lease Year
La Plata, Maryland                 Limited Partnership            Partnership, L.L.P., assignee of   through 8/31/2007); $617,722
                                                                  Meridian Healthcare, Inc.          for final Lease Year
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Multi-Medical Nursing Home,        Multi-Medical Meridian         ET Sub-Meridian Limited            $205,238 (for each Lease Year
Towson, Maryland                   Limited Partnership            Partnership, L.L.P., assignee of   through 8/31/2007); $258,349
                                                                  Meridian Healthcare, Inc.          for final Lease Year
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Severna Park Nursing Home,         Severna Associates             ET Sub-Meridian Limited            $691,790 (for each Lease Year
Severna Park, Maryland             Limited Partnership            Partnership, L.L.P., assignee of   through 8/31/2007); $870,809
                                                                  Meridian Healthcare, Inc.          for final Lease Year
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Westfield Nursing Home,            Westfield Meridian             ET Sub-Meridian Limited            $881,144 (for each Lease Year
Westfield, New Jersey              Limited Partnership            Partnership, L.L.P., assignee of   through 8/31/2007); $1,109,164
                                                                  Meridian Healthcare, Inc.          for final Lease Year
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